Exhibit 10.2

AMENDED AND RESTATED WINC, INC.

EXECUTIVE SEVERANCE PLAN

Adopted on October 10, 2021

As Amended and Restated on February 28, 2022

Winc, Inc., a Delaware corporation (the “Company”), has adopted this Amended and Restated Winc, Inc. Executive Severance Plan, including the attached Exhibits (the “Plan”), for the benefit of Participants (as defined below) on the terms and conditions hereinafter stated. The Plan, as set forth herein, is intended to provide severance protections to a select group of management or highly compensated employees (within the meaning of ERISA (as defined below)) in connection with qualifying terminations of employment.

1.
Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings indicated below:
1.1
“Base Compensation” means the Participant’s annual base salary rate in effect immediately prior to a Qualifying Termination, disregarding any reduction which gives rise to Good Reason.
1.2
“Board” means the Board of Directors of the Company.
1.3
“Cash Salary Severance” means the portion of a Participant’s Cash Severance that is based on the Participant’s Base Compensation determined in accordance with Exhibit A or Exhibit B attached hereto, as applicable.
1.4
“Cash Salary Severance Period” means the number of months during which the Participant is entitled to Cash Salary Severance beginning on the Date of Termination and determined in accordance with Exhibit A or Exhibit B attached hereto, as applicable.
1.5
“Cash Severance” means the Cash Salary Severance and, with respect to a CIC Termination, the Incentive Compensation Severance, determined in accordance with Exhibit A or Exhibit B attached hereto, as applicable.
1.6
“Cause” means, except as may otherwise be provided in a Participant’s employment agreement to the extent such agreement is in effect at the relevant time, any of the following events:
(a)
the Participant’s embezzlement, theft, fraud, misappropriation or any other intentional act of dishonesty involving the Company or any of its customers, vendors, agents or employees;
(b)
the Participant’s conviction (including a plea of nolo contendere) of any felony or other crime or misdemeanor involving moral turpitude;
(c)
the Participant’s continued and deliberate failure, for thirty (30) days after written notice, to substantially perform the Participant’s duties and responsibilities to the Company that materially and adversely affects the business or reputation of the Company;

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(d)
the Participant’s unauthorized use or intentional disclosure of any proprietary information or trade secrets of the Company outside the ordinary course of business, provided such use or disclosure materially damages the Company or its business or reputation; or
(e)
the Participant’s breach of any material obligations under any written agreement the Participant has with the Company.

Notwithstanding the foregoing, the termination of the Participant’s employment under subsection (c), (d), or (e) shall not be deemed to be for Cause unless and until there shall have been delivered to the Participant a notice specifying the particular act or acts or failure to act that is the basis of such notice, and the Participant fails, within ten (10) days of the Participant’s receipt of such notice, to substantially correct the same (to the extent correctable). For clarity, a termination without “Cause” does not include any termination that occurs as a result of the Participant’s death or disability.

1.7
“Change in Control” shall have the meaning set forth in the Company’s 2021 Incentive Award Plan, as may be amended from time to time.
1.8
“CIC Protection Period” means the period beginning three months prior to the date of a Change in Control and ending on and including the one-year anniversary of the date of a Change in Control.
1.9
“CIC Termination” means a Qualifying Termination which occurs during the CIC Protection Period.
1.10
“Claimant” shall have the meaning set forth in Section 11.1 hereof.
1.11
“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985.
1.12
“COBRA Period” means the number of months used to calculate the COBRA Premium Payment, determined in accordance with Exhibit A or Exhibit B attached hereto, as applicable.
1.13
“COBRA Premium Payment” shall have the meaning set forth in Section 4.2(b) hereof.
1.14
“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.
1.15
“Committee” means the Compensation Committee of the Board, or such other committee as may be appointed by the Board to administer the Plan.
1.16
“Date of Termination” means the effective date of the termination of the Participant’s employment.
1.17
“Employee” means an individual who is an employee of the Company or any of its subsidiaries.
1.18
“Equity Award” means a Company equity-based award that vests solely based on the passage of time granted under any equity-based award plan of the Company, including, but not limited to, the Company’s 2021 Incentive Award Plan, as may be amended from time to time.

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1.19
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.
1.20
“Excise Tax” shall have the meaning set forth in Section 7.1 hereof.
1.21
“Good Reason” means the occurrence of any one or more of the following events without the Participant’s prior written consent, unless the Company fully corrects the circumstances constituting Good Reason (provided such circumstances are capable of correction) as provided below:
(a)
a material diminution in the Participant’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, excluding for this purpose any isolated, insubstantial or inadvertent actions not taken in bad faith and which are remedied by the Company promptly after receipt of notice thereof given by the Participant;
(b)
a material change in the geographic location at which the Participant performs his or her principal duties for the Company to a new location that is more than 30 miles from the location at which the Participant performs his or her principal duties for the Company as of the date on which the Participant first becomes a Participant in the Plan; or
(c)
any material reduction in the Participant’s Base Compensation.

Notwithstanding the foregoing, the Participant will not be deemed to have resigned for Good Reason unless (1) the Participant provides written notice to the Company setting forth in reasonable detail the facts and circumstances claimed by the Participant to constitute Good Reason within 90 days after the date of the occurrence of any event that the Participant knows or should reasonably have known to constitute Good Reason; (2) the Company fails to cure such acts or omissions within 30 days following its receipt of such notice; and (3) the effective date of the Participant’s termination for Good Reason occurs no later than 60 days after the expiration of the Company’s cure period. With respect to the foregoing definition, the term “Company” will be interpreted to include any subsidiary, parent, affiliate, or any successor thereto, if appropriate.

1.22
“Incentive Compensation Severance” means the portion of a Participant’s Cash Severance that is based on the Participant’s Target Incentive Compensation, determined in accordance with Exhibit B attached hereto.
1.23
“Independent Advisors” shall have the meaning set forth in Section 7.2 hereof.
1.24
“Participant” means each Employee who is selected by the Administrator to participate in the Plan and is provided with (and, if applicable, countersigns) a Participation Notice in accordance with the Plan, other than any Employee who, at the time of his or her termination of employment, is covered by a plan or agreement with the Company or a subsidiary that provides for cash severance or termination benefits that explicitly supersedes and/or replaces the payments and benefits provided under this Plan. For the avoidance of doubt, retention bonus payments, change in control bonus payments and other similar cash payments shall not constitute “cash severance” for purposes of this definition.
1.25
“Participation Notice” shall have the meaning set forth in Section 2 hereof.

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1.26
“Qualifying Termination” means a termination of the Participant’s employment by (i) the Company without Cause or (ii) the Participant for Good Reason. Notwithstanding anything contained herein, in no event shall a Participant be deemed to have experienced a Qualifying Termination (a) if such Participant is offered and/or accepts a comparable employment position with the Company or any subsidiary, or (b) if in connection with a Change in Control or any other corporate transaction or sale of assets involving the Company or any subsidiary, such Participant is offered and accepts a comparable employment position with the successor or purchaser entity (or an affiliate thereof), as applicable. A Qualifying Termination shall not include a termination due to the Participant’s death or disability.
1.27
“Release” shall have the meaning set forth in Section 4.4 hereof.
1.28
“Severance Benefits” means the severance payments and benefits to which a Participant may become entitled pursuant to Section 4 of the Plan and Exhibit A or Exhibit B, as applicable and each as attached hereto.
1.29
“Target Incentive Compensation” means the Participant’s target cash performance bonus, if any, for the year in which the Date of Termination occurs.
1.30
“Total Payments” shall have the meaning set forth in Section 7.1 hereof.
2.
Effectiveness of the Plan; Notification. The Plan, as amended and restated, became effective on February 28, 2022. The Administrator shall, pursuant to a written notice to any Employee (a “Participation Notice”), notify each Participant that such Participant has been selected to participate in the Plan.

3.
Administration. Subject to Section 13.3 hereof, the Plan shall be interpreted, administered and operated by the Committee (the “Administrator”), which shall have complete authority, subject to the express provisions of the Plan, to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Administrator may delegate any of its duties hereunder to a subcommittee, or to such person or persons from time to time as it may designate other than to any Participant in the Plan, and the Administrator may delegate (other than to any Participant in the Plan) its duty to provide a Participation Notice to a Participant in the Plan. All decisions, interpretations and other actions of the Administrator (including with respect to whether a Qualifying Termination has occurred) shall be final, conclusive and binding on all parties who have an interest in the Plan.

4.
Severance Benefits.

4.1
Eligibility. Each Employee who qualifies as a Participant and who experiences a Qualifying Termination is eligible to receive Severance Benefits under the Plan.

4.2
Qualifying Termination Payment. In the event that a Participant experiences a Qualifying Termination (other than a CIC Termination), then, subject to the Participant’s execution and, to the extent applicable, non-revocation of a Release in accordance with Section 4.4 hereof, and subject to any additional requirements specified in the Plan, the Company shall pay or provide to the Participant the following Severance Benefits:

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(a)
Cash Salary Severance Payment. The Company shall pay to the Participant an amount equal to the Cash Salary Severance determined in accordance with Exhibit A attached hereto. Subject to Section 6.2 hereof, the Cash Salary Severance (as set forth on Exhibit A) shall be paid in substantially equal installments in accordance with the Company’s normal payroll practice over the Cash Salary Severance Period, but commencing on the first payroll date following the 60th day following the Date of Termination (and amounts otherwise payable prior to such first payroll date shall be paid on such date without interest thereon).

(b)
COBRA. Subject to the requirements of the Code, if the Participant properly elects healthcare continuation coverage under the Company’s group health plans pursuant to COBRA, to the extent that the Participant is eligible to do so, then the Company shall subsidize the COBRA premiums for the Participant and the Participant’s covered dependents until the earlier of the end of the month during which the Participant’s COBRA Period, determined in accordance with Exhibit A attached hereto, ends or the date the Participant becomes eligible for healthcare coverage under a subsequent employer’s health plan (the “COBRA Premium Payment”). Such subsidy shall be made by direct payment or, at the Company’s election, by reimbursement to the Participant, and shall equal an amount determined based on the same benefit levels and cost to the Participant as would have applied based on the Participant’s elections in effect on the Date of Termination if the Participant’s employment had not been terminated. Notwithstanding the foregoing, (i) if any plan pursuant to which such benefits are provided is not, or ceases prior to the expiration of the period of continuation coverage to be, exempt from the application of Code Section 409A under Treasury Regulation Section 1.409A-1(a)(5), or (ii) the Company is otherwise unable to continue to cover the Participant under its group health plans without penalty under applicable law (including without limitation, Section 2716 of the Public Health Service Act), then, in either case, an amount equal to each remaining Company reimbursement shall thereafter be paid to the Participant in substantially equal monthly installments over the COBRA Period (or the remaining portion thereof).

4.3
CIC Termination Payment. In the event that a Participant experiences a CIC Termination, then, subject to the Participant’s execution and, to the extent applicable, non-revocation of a Release in accordance with Section 4.4 hereof, and subject to any additional requirements specified in the Plan:

(a)
Cash Severance Payment. The Company shall pay or provide to the Participant, as applicable, an amount equal to the Cash Severance determined in accordance with Exhibit B attached hereto and paid in accordance with following provisions:

(i)
Cash Salary Severance Payment. Subject to Section 6.2 hereof, the Cash Salary Severance (as set forth on Exhibit B) shall be paid in substantially equal installments in accordance with the Company’s normal payroll practice over the Cash Salary Severance Period, but commencing on the first payroll date following the 60th day following the Date of Termination (and amounts otherwise payable prior to such first payroll date shall be paid on such date without interest thereon); provided, that in the event the CIC Termination occurs prior to a Change in Control, then any incremental Cash Salary Severance that would have been payable between the Date of Termination and the Change in Control date (i.e., incremental Cash Salary Severance above the Cash Salary Severance payable upon a Qualifying Termination that is not a CIC Termination) instead shall be paid in a single lump sum on the date of the Change in Control.

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(ii)
Incentive Compensation Severance Payment. The Incentive Compensation Severance (as set forth on Exhibit B) shall be paid in a single lump sum on the first payroll date following the 60th day following the Date of Termination; provided that in the event the CIC Termination occurs prior to a Change in Control, then the Incentive Compensation Severance shall be paid in a single lump sum on the date of the Change in Control.

(b)
COBRA. The Company shall provide to the Participant the COBRA Premium Payment set forth in Section 4.2(b) hereof; provided, however, that the COBRA Period shall be determined in accordance with Exhibit B attached hereto (instead of in accordance with Exhibit A).

(c)
Equity Acceleration. Each outstanding Equity Award held by the Participant as of his or her Date of Termination shall vest and, as applicable, become exercisable as specified in Exhibit B, upon the later of the effectiveness of the Release and as of immediately prior to the consummation of a Change in Control.

4.4
Release. Notwithstanding anything herein to the contrary, no Participant shall be eligible or entitled to receive or retain any Severance Benefits under the Plan unless he or she executes a general release of claims substantially in the form attached hereto as Exhibit C (the “Release”) within 21 days (or 45 days if necessary to comply with applicable law) after the Date of Termination and, if he or she is entitled to a seven day post-signing revocation period under applicable law, does not revoke such Release during such seven day period.

5.
Limitations. Notwithstanding any provision of the Plan to the contrary, if a Participant’s status as an Employee is terminated for any reason other than due to a Qualifying Termination, the Participant shall not be entitled to receive any Severance Benefits under the Plan, and the Company shall not have any obligation to such Participant under the Plan.

6.
Section 409A.

6.1
General. To the extent applicable, the Plan shall be interpreted and applied consistent and in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of the Plan to the contrary, to the extent that the Administrator determines that any payments or benefits under the Plan may not be either compliant with or exempt from Code Section 409A and related Department of Treasury guidance, the Administrator may in its sole discretion adopt such amendments to the Plan or take such other actions that the Administrator determines are necessary or appropriate to (a) exempt the compensation and benefits payable under the Plan from Code Section 409A and/or preserve the intended tax treatment of such compensation and benefits, or (b) comply with the requirements of Code Section 409A and related Department of Treasury guidance; provided, however, that this Section 6.1 shall not create any obligation on the part of the Administrator to adopt any such amendment or take any other action, nor shall the Company have any liability for failing to do so.

6.2
Potential Six-Month Delay. Notwithstanding anything to the contrary in the Plan, no amounts shall be paid to any Participant under the Plan during the six-month period following such Participant’s “separation from service” (within the meaning of Code Section 409A(a)(2)(A)(i) and Treasury Regulation Section 1.409A-1(h)) to the extent that the Administrator determines that paying such amounts at the time or times indicated in the Plan would result in a prohibited distribution under Code Section

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409A(a)(2)(B)(i). If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of such six-month period (or such earlier date upon which such amount can be paid under Code Section 409A without resulting in a prohibited distribution, including as a result of the Participant’s death), the Participant shall receive payment of a lump-sum amount equal to the cumulative amount that would have otherwise been payable to the Participant during such six-month period without interest thereon.

6.3
Separation from Service. A termination of employment shall not be deemed to have occurred for purposes of any provision of the Plan providing for the payment of any amounts or benefits that constitute “nonqualified deferred compensation” under Code Section 409A upon or following a termination of employment unless such termination is also a “separation from service” within the meaning of Code Section 409A and, for purposes of any such provision of the Plan, references to a “termination,” “termination of employment” or like terms shall mean “separation from service”.

6.4
Reimbursements. To the extent that any payments or reimbursements provided to a Participant under the Plan are deemed to constitute compensation to the Participant to which Treasury Regulation Section 1.409A-3(i)(1)(iv) would apply, such amounts shall be paid or reimbursed reasonably promptly, but not later than December 31st of the year following the year in which the expense was incurred. The amount of any such payments eligible for reimbursement in one year shall not affect the payments or expenses that are eligible for payment or reimbursement in any other taxable year, and the Participant’s right to such payments or reimbursement of any such expenses shall not be subject to liquidation or exchange for any other benefit.

6.5
Installments. For purposes of applying the provisions of Code Section 409A to the Plan, each separately identified amount to which a Participant is entitled under the Plan shall be treated as a separate payment. In addition, to the extent permissible under Code Section 409A, the right to receive any installment payments under the Plan shall be treated as a right to receive a series of separate payments and, accordingly, each such installment payment shall at all times be considered a separate and distinct payment as permitted under Treasury Regulation Section 1.409A-2(b)(2)(iii). Whenever a payment under the Plan specifies a payment period with reference to a number of days, the actual date of payment within the specified period shall be within the sole discretion of the Company.

7.
Limitation on Payments.

7.1
Best Pay Cap. Notwithstanding any other provision of the Plan, in the event that any payment or benefit received or to be received by a Participant (including any payment or benefit received in connection with a termination of the Participant’s employment, whether pursuant to the terms of the Plan or any other plan, arrangement or agreement) (all such payments and benefits, including the Severance Benefits, being hereinafter referred to as the “Total Payments”) would be subject (in whole or part), to the excise tax imposed under Code Section 4999 (the “Excise Tax”), then, after taking into account any reduction in the Total Payments provided by reason of Code Section 280G in such other plan, arrangement or agreement, the Cash Severance benefits under the Plan shall first be reduced, and any noncash severance payments shall thereafter be reduced, to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax but only if (a) the net amount of such Total Payments, as so reduced (and after subtracting the net amount of federal, state and local income taxes on such reduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such reduced Total Payments) is greater than or equal to (b) the net amount of such Total Payments without such

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reduction (but after subtracting the net amount of federal, state and local income taxes on such Total Payments and the amount of Excise Tax to which the Participant would be subject in respect of such unreduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such unreduced Total Payments).

7.2
Certain Exclusions. For purposes of determining whether and the extent to which the Total Payments will be subject to the Excise Tax, (a) no portion of the Total Payments, the receipt or retention of which the Participant has waived at such time and in such manner so as not to constitute a “payment” within the meaning of Code Section 280G(b), will be taken into account; (b) no portion of the Total Payments will be taken into account which, in the written opinion of an independent, nationally recognized accounting firm (the “Independent Advisors”) selected by the Company, does not constitute a “parachute payment” within the meaning of Code Section 280G(b)(2) (including by reason of Code Section 280G(b)(4)(A)) and, in calculating the Excise Tax, no portion of such Total Payments will be taken into account which, in the opinion of Independent Advisors, constitutes reasonable compensation for services actually rendered, within the meaning of Code Section 280G(b)(4)(B), in excess of the “base amount” (as defined in Code Section 280G(b)(3)) allocable to such reasonable compensation; and (c) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Independent Advisors in accordance with the principles of Code Sections 280G(d)(3) and (4).

8.
No Mitigation. No Participant shall be required to seek other employment or attempt in any way to reduce or mitigate any Severance Benefits payable under the Plan and the amount of any such Severance Benefits shall not be reduced by any other compensation paid or provided to any Participant following such Participant’s termination of employment.

9.
Successors.

9.1
Company Successors. The Plan shall inure to the benefit of and shall be binding upon the Company and its successors and assigns. Any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets shall assume and agree to perform the obligations of the Company under the Plan.

9.2
Participant Successors. The Plan shall inure to the benefit of and be enforceable by each Participant’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, legatees or other beneficiaries. If a Participant dies while any amount remains payable to such Participant hereunder, all such amounts shall be paid in accordance with the terms of the Plan to the executors, personal representatives or administrators of such Participant’s estate.

10.
Notices. All communications relating to matters arising under the Plan shall be in writing and shall be deemed to have been duly given when hand delivered, faxed, emailed or mailed by reputable overnight carrier or United States certified mail, return receipt requested, addressed, if to a Participant, to the address or email address on file with the Company or to such other address or email address as the Participant may have furnished to the other in writing in accordance herewith and, if to the Company, to such address or email address as may be specified from time to time by the Administrator, except that notice of change of address shall be effective only upon actual receipt.

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11.
Claims Procedure; Arbitration.

11.1
Claims. Generally, Participants are not required to present a formal claim in order to receive benefits under the Plan. If, however, any person (the “Claimant”) believes that benefits are being denied improperly, that the Plan is not being operated properly, that fiduciaries of the Plan have breached their duties, or that the Claimant’s legal rights are being violated with respect to the Plan, the Claimant must file a formal claim, in writing, with the Administrator. This requirement applies to all claims that any Claimant has with respect to the Plan, including claims against fiduciaries and former fiduciaries, except to the extent the Administrator determines, in its sole discretion that it does not have the power to grant all relief reasonably being sought by the Claimant. A formal claim must be filed within 90 days after the date the Claimant first knew or should have known of the facts on which the claim is based, unless the Administrator consents otherwise in writing. The Administrator shall provide a Claimant, on request, with a copy of the claims procedures established under Section 11.2 hereof.

11.2
Claims Procedure. The Administrator has adopted procedures for considering claims (which are set forth in Exhibit D attached hereto), which it may amend or modify from time to time, as it sees fit. These procedures shall comply with all applicable legal requirements. These procedures may provide that final and binding arbitration shall be the ultimate means of contesting a denied claim (even if the Administrator or its delegates have failed to follow the prescribed procedures with respect to the claim). The right to receive benefits under the Plan is contingent on a Claimant using the prescribed claims and arbitration procedures to resolve any claim.

12.
Covenants.

12.1
Restrictive Covenants. A Participant’s right to receive and/or retain the Severance Benefits payable under this Plan is conditioned upon and subject to the Participant’s continued compliance with any restrictive covenants (e.g., confidentiality, invention assignment, non-solicitation, non-disparagement) contained in any other written agreement between the Participant and the Company, as in effect on the date of the Participant’s Qualifying Termination.

12.2
Return of Property. A Participant’s right to receive and/or retain the Severance Benefits payable under the Plan is conditioned upon the Participant’s return to the Company of all Company documents (and all copies thereof) and other Company property (in each case, whether physical, electronic or otherwise) in the Participant’s possession or control.

13.
Miscellaneous.

13.1
Entire Plan; Relation to Other Agreements. The Plan, together with any Participation Notice issued in connection with the Plan, contains the entire understanding of the parties relating to the subject matter hereof and supersedes any prior agreement, arrangement and understanding between any Participant, on the one hand, and the Company and/or any subsidiary, on the other hand, with respect to the subject matter hereof. Severance payable under the Plan is not intended to duplicate any other severance benefits payable to a Participant by the Company. By participating in the Plan and accepting the Severance Benefits hereunder, the Participant acknowledges and agrees that any prior agreement, arrangement and understanding between any Participant, on the one hand, and the Company and/or any subsidiary, on the other hand, with respect to the subject matter hereof is hereby revoked and ineffective with respect to the Participant (including with respect to any severance arrangement contained in an effective employment

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agreement, employment letter agreement by and between the Participant and the Company (and/or any subsidiary)).

13.2
No Right to Continued Service. Nothing contained in the Plan shall (a) confer upon any Participant any right to continue as an employee of the Company or any subsidiary, (b) constitute any contract of employment or agreement to continue employment for any particular period, or (c) interfere in any way with the right of the Company to terminate a service relationship with any Participant, with or without Cause.

13.3
Termination and Amendment of Plan. The Plan may not be amended, modified, suspended or terminated except with the express written consent of each Participant who would be adversely affected by any such amendment, modification, suspension or termination.

13.4
Survival. Section 7 (Limitation on Payments), Section 11 (Claims Procedure; Arbitration) and Section 12 (Covenants) hereof shall survive the termination or expiration of the Plan and shall continue in effect.

13.5
Severance Benefit Obligations. Notwithstanding anything contained herein, Severance Benefits paid or provided under the Plan may be paid or provided by the Company or any subsidiary employer, as applicable.

13.6
Withholding. The Company shall have the authority and the right to deduct and withhold an amount sufficient to satisfy federal, state, local and foreign taxes required by law to be withheld with respect to any Severance Benefits payable under the Plan.

13.7
Benefits Not Assignable. Except as otherwise provided herein or by law, no right or interest of any Participant under the Plan shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including without limitation by execution, levy, garnishment, attachment, pledge or in any manner; no attempted assignment or transfer thereof shall be effective; and no right or interest of any Participant under the Plan shall be liable for, or subject to, any obligation or liability of such Participant. When a payment is due under the Plan to a Participant who is unable to care for his or her affairs, payment may be made directly to his or her legal guardian or personal representative.

13.8
Applicable Law. The Plan is intended to be an unfunded “top hat” pension plan within the meaning of U.S. Department of Labor Regulation Section 2520.104-23 and shall be interpreted, administered, and enforced as such in accordance with ERISA. To the extent that state law is applicable, the statutes and common law of the State of Delaware, excluding any that mandate the use of another jurisdiction’s laws, will apply.

13.9
Validity. The invalidity or unenforceability of any provision of the Plan shall not affect the validity or enforceability of any other provision of the Plan, which shall remain in full force and effect.

13.10
Captions. The captions contained in the Plan are for convenience only and shall have no bearing on the meaning, construction or interpretation of the Plan’s provisions.

13.11
Expenses. The expenses of administering the Plan shall be borne by the Company or its successor, as applicable.

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13.12
Unfunded Plan. The Plan shall be maintained in a manner to be considered “unfunded” for purposes of ERISA. The Company shall be required to make payments only as benefits become due and payable. No person shall have any right, other than the right of an unsecured general creditor against the Company, with respect to the benefits payable hereunder, or which may be payable hereunder, to any Participant, surviving spouse or beneficiary hereunder. If the Company, acting in its sole discretion, establishes a reserve or other fund associated with the Plan, no person shall have any right to or interest in any specific amount or asset of such reserve or fund by reason of amounts which may be payable to such person under the Plan, nor shall such person have any right to receive any payment under the Plan except as and to the extent expressly provided in the Plan. The assets in any such reserve or fund shall be part of the general assets of the Company, subject to the control of the Company.

* * * * *

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S-1

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I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of Winc, Inc. on February 28, 2022.

Signature: /s/ Matthew Thelen__________________

Name: Matthew Thelen

Title: General Counsel

S-1

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Exhibit A

Calculation of QUALIFYING TERMINATION Severance Amounts

Tier	Cash Salary Severance	Cash Salary Severance Period	COBRA Period (1)
1	50% Base Compensation	6 months	6 months

(1) COBRA Period begins on the first day of the calendar month following the calendar month in which the Date of Termination occurs.

Exh. B-1

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Exhibit B

Calculation of CIC TERMINATION Severance Amounts

Tier	Cash Severance		Cash Salary Severance Period	Equity Acceleration	COBRA Period (1)
	Cash Salary Severance	Incentive Compensation Severance
1	100% Base Compensation	100% Target Incentive Compensation	12 Months	Full vesting acceleration (and, as applicable, exercisability) of Equity Awards	12 months

(1) COBRA Period begins on the first day of the calendar month following the calendar month in which the Date of Termination occurs.

Exh. B-1

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EXHIBIT C

FORM OF GENERAL RELEASE

1. Release For valuable consideration, the receipt and adequacy of which are hereby acknowledged, the undersigned does hereby release and forever discharge the “Releasees” hereunder, consisting of Winc, Inc. a Delaware corporation (the “Company”), and the Company’s partners, subsidiaries, associates, affiliates, successors, heirs, assigns, agents, directors, officers, employees, representatives, lawyers, insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, losses, costs, attorneys’ fees or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the undersigned now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof. The Claims released herein include, without limiting the generality of the foregoing, any Claims in any way arising out of, based upon, or related to the employment or termination of employment of the undersigned by the Releasees, or any of them; any alleged breach of any express or implied contract of employment; any alleged torts or other alleged legal restrictions on Releasees’ right to terminate the employment of the undersigned; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, the Age Discrimination In Employment Act, the Americans With Disabilities Act.

2. Claims Not Released. Notwithstanding the foregoing, this general release (the “Release”) shall not operate to release any rights or claims of the undersigned (i) to the payments or benefits provided under the Winc, Inc. Executive Severance Plan that are conditioned on the undersigned’s execution of this Release, (ii) to accrued or vested benefits the undersigned may have, if any, as of the date hereof under any applicable plan, policy, practice, program, contract or agreement with the Company, (iii) to any Claims, including claims for indemnification and/or advancement of expenses arising under any indemnification agreement between the undersigned and the Company or under the bylaws, certificate of incorporation or other similar governing document of the Company, (iv) to any Claims which cannot be waived by an employee under applicable law, or (v) with respect to the undersigned’s right to communicate directly with, cooperate with, or provide information to, any federal, state or local government regulator.

3. Unknown Claims.

THE UNDERSIGNED ACKNOWLEDGES THAT THE UNDERSIGNED HAS BEEN ADVISED BY LEGAL COUNSEL AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

THE UNDERSIGNED, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVES ANY RIGHTS THE UNDERSIGNED MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

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4. Exceptions. Notwithstanding anything in this Release to the contrary, nothing contained in this Release shall prohibit the undersigned from (i) filing a charge with, reporting possible violations of federal law or regulation to, participating in any investigation by, or cooperating with any governmental agency or entity or making other disclosures that are protected under the whistleblower provisions of applicable law or regulation and/or (ii) communicating directly with, cooperating with, or providing information (including trade secrets) in confidence to, any federal, state or local government regulator (including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice) for the purpose of reporting or investigating a suspected violation of law, or from providing such information to the undersigned’s attorney or in a sealed complaint or other document filed in a lawsuit or other governmental proceeding. Pursuant to 18 USC Section 1833(b), the undersigned will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made: (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and solely for the purpose of reporting or investigating a suspected violation of law; or (y) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

5. Representations. The undersigned represents and warrants that there has been no assignment or other transfer of any interest in any Claim which the undersigned may have against Releasees, or any of them, and the undersigned agrees to indemnify and hold Releasees, and each of them, harmless from any liability, Claims, demands, damages, costs, expenses and attorneys’ fees incurred by Releasees, or any of them, as the result of any such assignment or transfer or any rights or Claims under any such assignment or transfer. It is the intention of the parties that this indemnity does not require payment as a condition precedent to recovery by the Releasees against the undersigned under this indemnity.

6. No Action. The undersigned agrees that if the undersigned hereafter commences any suit arising out of, based upon, or relating to any of the Claims released hereunder or in any manner asserts against Releasees, or any of them, any of the Claims released hereunder, then the undersigned agrees to pay to Releasees, and each of them, in addition to any other damages caused to Releasees thereby, all attorneys’ fees incurred by Releasees in defending or otherwise responding to said suit or Claim.

7. No Admission. The undersigned further understands and agrees that neither the payment of any sum of money nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by the Releasees, or any of them, who have consistently taken the position that they have no liability whatsoever to the undersigned.

8. [OWBPA. The undersigned agrees and acknowledges that this Release constitutes a knowing and voluntary waiver and release of all Claims the undersigned has or may have against the Company and/or any of the Releasees as set forth herein, including, but not limited to, all Claims arising under the Older Worker’s Benefit Protection Act and the Age Discrimination in Employment Act. In accordance with the Older Worker’s Benefit Protection Act, the undersigned is hereby advised as follows:

(i)
the undersigned has read the terms of this Release, and understands its terms and effects, including the fact that the undersigned agreed to release and forever discharge the Company and each of the Releasees, from any Claims released in this Release;

(ii)
the undersigned understands that, by entering into this Release, the undersigned does not waive any Claims that may arise after the date of the undersigned’s execution of this Release, including without limitation any rights or claims that the undersigned may have to secure enforcement of the terms and conditions of this Release;

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(iii)
the undersigned has signed this Release voluntarily and knowingly in exchange for the consideration described in this Release, which the undersigned acknowledges is adequate and satisfactory to the undersigned and which the undersigned acknowledges is in addition to any other benefits to which the undersigned is otherwise entitled;

(iv)
the Company advises the undersigned to consult with an attorney prior to executing this Release;

(v)
the undersigned has been given at least [21] days in which to review and consider this Release. To the extent that the undersigned chooses to sign this Release prior to the expiration of such period, the undersigned acknowledges that the undersigned has done so voluntarily, had sufficient time to consider the Release, to consult with counsel and that the undersigned does not desire additional time and hereby waives the remainder of the [21]-day period; and

(vi)
the undersigned may revoke this Release within seven days from the date the undersigned signs this Release and this Release will become effective upon the expiration of that revocation period. If the undersigned revokes this Release during such seven-day period, this Release will be null and void and of no force or effect on either the Company or the undersigned and the undersigned will not be entitled to any of the payments or benefits which are expressly conditioned upon the execution and non-revocation of this Release. Any revocation must be in writing and sent to [name], via electronic mail at [email address], on or before [11:59 p.m. Pacific time] on the seventh day after this Release is executed by the undersigned.]1

9. Governing Law. This Release is deemed made and entered into in the State of California, and in all respects shall be interpreted, enforced and governed under the internal laws of the State of California, to the extent not preempted by federal law.

IN WITNESS WHEREOF, the undersigned has executed this Release this ____ day of ___________, ____.

_________________________

1 Note to Draft: Applicable to employees 40 years of age or older. In addition, for group terminations, the consideration should be 45 (and not 21) days.

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EXHIBIT D

Detailed Claims Procedures

Section 1.1. Claim Procedure. Claims for benefits under the Plan shall be administered in accordance with Section 503 of ERISA and the Department of Labor Regulations thereunder. The Administrator shall have the right to delegate its duties under this Exhibit and all references to the Administrator shall be a reference to any such delegate, as well. The Administrator shall make all determinations as to the rights of any Participant, beneficiary, alternate payee or other person who makes a claim for benefits under the Plan (each, a “Claimant”). A Claimant may authorize a representative to act on his or her behalf with respect to any claim under the Plan. A Claimant who asserts a right to any benefit under the Plan he has not received, in whole or in part, must file a written claim with the Administrator. All written claims shall be submitted to the head of Human Resources of Winc, Inc.

(a)
Regular Claims Procedure. The claims procedure in this subsection (a) shall apply to all claims for Plan benefits.

(1)
Timing of Denial. If the Administrator denies a claim in whole or in part (an “adverse benefit determination”), then the Administrator will provide notice of the decision to the Claimant within a reasonable period of time, not to exceed 90 days after the Administrator receives the claim, unless the Administrator determines that an extension of time for processing is required. In the event that the Administrator determines that such an extension is required, written notice of the extension will be furnished to the Claimant before the end of the initial 90 day review period. The extension will not exceed a period of 90 days from the end of the initial 90 day period, and the extension notice will indicate the special circumstances requiring such extension of time and the date by which the Administrator expects to render the benefit decision.

(2)
Denial Notice. The Administrator shall provide every Claimant who is denied a claim for benefits with a written or electronic notice of its decision. The notice will set forth, in a manner to be understood by the Claimant:

(i)
the specific reason or reasons for the adverse benefit determination;

(ii)
reference to the specific Plan provisions on which the determination is based;

(iii)
a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation as to why such information is necessary; and

(iv)
an explanation of the Plan’s appeal procedure and the time limits applicable to such procedures, including a statement of the Claimant’s right to bring an action under Section 502(a) of ERISA after receiving a final adverse benefit determination upon appeal.

(3)
Appeal of Denial. The Claimant may appeal an initial adverse benefit determination by submitting a written appeal to the Administrator within 60 days of receiving notice of the denial of the claim. The Claimant:

(i)
may submit written comments, documents, records and other information relating to the claim for benefits;

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(ii)
will be provided, upon request and without charge, reasonable access to and copies of all documents, records and other information relevant to the Claimant’s claim for benefits; and

(iii)
will receive a review that takes into account all comments, documents, records and other information submitted by the Claimant relating to the appeal, without regard to whether such information was submitted or considered in the initial benefit determination.

(4)
Decision on Appeal. The Administrator will conduct a full and fair review of the claim and the initial adverse benefit determination. The Administrator holds regularly scheduled meetings at least quarterly. The Administrator shall make a benefit determination no later than the date of the regularly scheduled meeting that immediately follows the Plan’s receipt of an appeal request, unless the appeal request is filed within 30 days preceding the date of such meeting. In such case, a benefit determination may be made by no later than the date of the second regularly scheduled meeting following the Plan’s receipt of the appeal request. If special circumstances require a further extension of time for processing, a benefit determination shall be rendered no later than the third regularly scheduled meeting of the Administrator following the Plan’s receipt of the appeal request. If such an extension of time for review is required, the Administrator shall provide the Claimant with written notice of the extension, describing the special circumstances and the date as of which the benefit determination will be made, prior to the commencement of the extension. The Administrator generally cannot extend the review period any further unless the Claimant voluntarily agrees to a longer extension. The Administrator shall notify the Claimant of the benefit determination as soon as possible but not later than five days after it has been made.

(5)
Notice of Determination on Appeal. The Administrator shall provide the Claimant with written or electronic notification of its benefit determination on review. In the case of an adverse benefit determination, the notice shall set forth, in a manner intended to be understood by the Claimant:

(i)
the specific reason or reasons for the adverse benefit determination;

(ii)
reference to the specific Plan provisions on which the adverse benefit determination is based;

(iii)
a statement that the Claimant is entitled to receive, upon request and without charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits;

(iv)
a statement describing any voluntary appeal procedures offered by the Plan and the Claimant’s right to obtain the information about such procedures; and

(v)
a statement of the Claimant’s right to bring an action under Section 502(a) of ERISA.

(b)
Exhaustion; Judicial Proceedings. No action at law or in equity shall be brought to recover benefits under the Plan until the claim and appeal rights described in the Plan have been exercised and the Plan benefits requested in such appeal have been denied in whole or in part. If any judicial proceeding is undertaken to appeal the denial of a claim or bring any other action under ERISA other than a breach of fiduciary claim, the evidence presented may be strictly limited to the evidence timely presented to the Administrator. Any such judicial proceeding must be filed by the earlier of: (a) one year after the

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Administrator’s final decision regarding the claim appeal or (b) one year after the Participant or other Claimant commenced payment of the Plan benefits at issue in the judicial proceeding. The jurisdiction and venue for any judicial proceedings arising under or relating to the Plan will be exclusively in the courts in California, including the federal courts located there should federal jurisdiction exist. This paragraph (c) shall not be construed to prohibit the enforcement of any arbitration agreements.

(c)
Administrator’s Decision is Binding. Benefits under the Plan shall be paid only if the Administrator decides in its sole discretion that a Claimant is entitled to them. In determining claims for benefits, the Administrator has the authority to interpret the Plan, to resolve ambiguities, to make factual determinations, and to resolve questions relating to eligibility for and amount of benefits. Subject to applicable law, any decision made in accordance with the above claims procedures is final and binding on all parties and shall be given the maximum possible deference allowed by law. A misstatement or other mistake of fact shall be corrected when it becomes known and the Administrator shall make such adjustment on account thereof as it considers equitable and practicable.

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